Exhibit 21

SUBSIDIARIES OF INTERNATIONAL SEAWAYS, INC.

The following table lists all subsidiaries of International Seaways, Inc. and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies and subsidiaries which, if considered in the aggregate as a single entity, would not constitute a significant entity. All of the entities named below are corporations, unless otherwise noted.

Company	Where Incorporated, Organized or Domiciled
Africa Tanker Corporation	Marshall Islands
Alcesmar Limited	Marshall Islands
Alcmar Limited	Marshall Islands
Amalia Product Corporation	Marshall Islands
Ambermar Product Carrier Corporation	Marshall Islands
Andromar Limited	Marshall Islands
Antigmar Limited	Marshall Islands
Ariadmar Limited	Marshall Islands
Atalmar Limited	Marshall Islands
Athens Product Tanker Corporation	Marshall Islands
Aurora Shipping Corporation	Marshall Islands
Batangas Tanker Corporation	Marshall Islands
Cabo Hellas Limited	Marshall Islands
Cabo Sounion Limited	Marshall Islands
Caribbean Tanker Corporation	Marshall Islands
Carl Product Corporation	Marshall Islands
Concept Tanker Corporation	Marshall Islands
Delta Aframax Corporation	Marshall Islands
Diamond Chartering, Inc.	Marshall Islands
Diamond Tanker Company LLC	Marshall Islands (3)
Eighth Aframax Tanker Corporation	Marshall Islands
Epsilon Aframax Corporation	Marshall Islands
ERN Holdings Inc.	Panama
First Pacific Corporation	Marshall Islands
First Union Tanker Corporation	Marshall Islands
Front President Inc.	Marshall Islands
Front Tobago Shipping Corporation	Marshall Islands
Gener8 Chiotis LLC	Marshall Islands (3)
Gener8 Success LLC	Marshall Islands (3)
Gener8 Supreme LLC	Marshall Islands (3)
Goldmar Limited	Marshall Islands
Guayaquil Tanker Corporation	Marshall Islands
Hatteras Tanker Corporation	Marshall Islands
Hendricks Chartering, Inc.	Marshall Islands
Hendricks Tanker Company LLC	Marshall Islands (3)
Henry Chartering, Inc.	Marshall Islands
INSW Ship Management UK Ltd.	United Kingdom
International Seaways Operating Corporation	Marshall Islands
International Seaways Ship Management LLC	Delaware (1)
Jademar Limited	Marshall Islands
Katsura Tanker Corporation	Marshall Islands
Kimolos Tanker Corporation	Marshall Islands
Kythnos Chartering Corporation	Marshall Islands
Leyte Product Tanker Corporation	Marshall Islands
Liberty Chartering, Inc.	Marshall Islands
Lightering LLC	Liberia (2)
Luxmar Product Tanker Corporation	Marshall Islands
Majestic Tankers Corporation	Marshall Islands
Maple Tanker Corporation	Marshall Islands
Maremar Product Tanker Corporation	Marshall Islands
Milos Product Tanker Corporation	Marshall Islands
Mindanao Tanker Corporation	Marshall Islands

Company	Where Incorporated, Organized or Domiciled
Montauk Tanker Corporation	Marshall Islands
Oak Tanker Corporation	Marshall Islands
Oceania Tanker Corporation	Marshall Islands
OIN Chartering, Inc.	Marshall Islands
OIN Delaware LLC	Delaware (1)
Oleron Tanker S.A.	Panama
OSG Clean Products International, Inc.	Marshall Islands
OSG Ship Management (GR) Ltd.	Marshall Islands
Overseas Shipping (GR) Ltd.	Marshall Islands
Panamax International Ltd.	Marshall Islands
Panamax International Shipping Company Ltd.	Marshall Islands
Pearlmar Limited	Marshall Islands
Petromar Limited	Marshall Islands
Reymar Limited	Marshall Islands
Rich Tanker Corporation	Marshall Islands
Rosalyn Tanker Corporation	Marshall Islands
Rosemar Limited	Marshall Islands
Rose Tanker Corporation	Marshall Islands
Rubymar Limited	Marshall Islands
Sakura Transport Corp.	Marshall Islands
Samar Product Tanker Corporation	Marshall Islands
Seaways Alternative Energy Holding Corporation	Marshall Islands
Seaways First AE Tanker Corporation	Marshall Islands
Seaways Holding Corporation	Marshall Islands
Seaways Second AE Tanker Corporation	Marshall Islands
Seaways Shipping Corporation	Marshall Islands
Seaways Subsidiary VII Inc.	Marshall Islands
Seaways Third AE Tanker Corporation	Marshall Islands
Second Katsura Tanker Corporation	Marshall Islands
Serifos Tanker Corporation	Marshall Islands
Seventh Aframax Tanker Corporation	Marshall Islands
Shirley Aframax Corporation	Marshall Islands
Sifnos Tanker Corporation	Marshall Islands
Silvermar Limited	Marshall Islands
Sixth Aframax Tanker Corporation	Marshall Islands
Skopelos Product Tanker Corporation	Marshall Islands
Star Chartering Corporation	Marshall Islands
Third United Shipping Corporation	Marshall Islands
Tybee Tanker Company LLC	Marshall Islands (3)
1372 Tanker Corporation	Marshall Islands
TI Africa Limited	Hong Kong
TI Asia Limited	Hong Kong
Tokyo Transport Corp.	Marshall Islands
Triton Chartering, Inc.	Marshall Islands
Tybee Chartering, Inc.	Marshall Islands
Urban Tanker Corporation	Marshall Islands
View Tanker Corporation	Marshall Islands

(1) This entity is a Delaware limited liability company.

(2) This entity is a Liberian limited liability company.

(3) This entity is a Marshall Islands limited liability company.